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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2002

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Exact names of registrants as specified in their charters)
Delaware Texas (States or other jurisdictions of incorporation)	001-15843 333-48279 (Commission file numbers)	13-3989167 74-1282680 (IRS employer identification nos.)
4440 Brittmoore Road, Houston, Texas (Address of principal executive offices)		77041 (Zip code)
(713) 335-7000 (Registrants' telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On October 30, 2002, Universal Compression Holdings, Inc. (the "Company") issued a press release announcing earnings for its second fiscal quarter, ended September 30, 2002, of the 2003 fiscal year. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Description
99.1	Press Release dated October 30, 2002

Item 9. Regulation FD Disclosure.

        On Thursday morning, October 31, 2002, the Company broadcast a conference call live over the Internet to investors to discuss the results of its fiscal 2003 second quarter ended September 30, 2002, and other corporate matters. A transcript of the call will be archived through November 7, 2002 for those unable to listen to the live broadcast. To access the transcript, log on to www.universalcompression.com or www.prnewswire.com or call (402) 220-3571.

        During the call, the Company discussed its revenue, earnings per share and EBITDA, as adjusted (as defined below), for the recent quarter, as well as horsepower utilization rates, profit margin information with respect to its various business segments and its fabrication backlog for the quarter. As of September 30, 2002, including its operating leases, the Company's debt to capitalization ratio was approximately 57%, including approximately $709 million of operating leases. Total capital expenditures for the quarter were approximately $33 million, of which $7.2 million was for capitalized maintenance and approximately $5 million was for expenditures related to the construction of its new office building.

        The Company also indicated that selling, general and administrative expenses were higher for the fiscal 2003 second quarter as compared to the fiscal 2003 first quarter primarily due to severance expenses related to its cost reduction program and a higher miscellaneous service tax in Argentina related to the contract settlements from the fiscal 2003 first quarter. The Company indicated that it expects the cost reduction program to provide approximately $3.5 million of annualized cost savings and that it anticipates a further cost reduction program during the current quarter that could provide an additional $1 million in annualized cost savings. In addition, the Company indicated that it resolved all of its Argentina contract and currency issues related to the prior fiscal year.

        The Company also discussed its preliminary expectations for the quarter ending December 31, 2002, including revenue of approximately $167-175 million, EBITDA, as adjusted, of approximately $50-52 million, depreciation expense of approximately $15.5-16 million, operating lease expense of approximately $15.5 million and net interest expense of approximately $6 million. Earnings per share for the current quarter are expected to be around $0.26 to $0.28 on a diluted basis. The Company also indicated that it currently has a fabrication backlog of approximately $92 million, including an international fabrication backlog of approximately $51 million. In addition, the Company discussed its recent selection of a remote monitoring system to reduce repair and maintenance expenses, more efficiently deploy field personnel and increase runtime in its contract compression business segment. The Company anticipates that the remote operating system will increase operating expenses in the near term but should enhance overall efficiency in the longer term.

        For the current fiscal year ending March 31, 2003, the Company discussed its expectations for revenue of approximately $635-650 million, EBITDA, as adjusted, of approximately $200-210 million, depreciation expense of approximately $62 million, operating lease expense of approximately $61-62 million and net interest expense of approximately $22-23 million. The Company expects selling, general and administrative expenses to be approximately $65-66 million and capital expenditures to be approximately $130-140 million for the fiscal year ending March 31, 2003. Under current market conditions, the Company expects earnings per share to be approximately $1.15 to $1.25 for the current fiscal year.

        EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, lease expense, depreciation and amortization, excluding non-recurring items and extraordinary gains or losses. EBITDA, as adjusted, represents a measure upon which the Company's management assesses financial performance, and financial covenants in the Company's current financing arrangements are tied to similar measures. The financial covenants in the Company's current financing arrangements permit the Company to exclude non-recurring items and extraordinary gains and losses from its calculation of EBITDA, as adjusted. EBITDA, as adjusted, is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to operating income or net income as an indicator of the Company's operating performance or to net cash provided by operating activities as a measure of the Company's liquidity. Additionally, the EBITDA, as adjusted, computation used herein may not be comparable to other similarly titled measure of other companies.

        The Company expects to release financial results for its current fiscal quarter ending December 31, 2002 in late January 2003.

        Statements about the Company's outlook and all other statements in this Report other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are beyond the Company's control that could cause its actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact our future performance. Such risks and uncertainties include, but are not limited to, (1) failure to consummate acquisitions or integrate acquired businesses, (2) conditions in the oil and gas industry, including the demand for natural gas as well as impacts from the price of natural gas and oil, (3) competition among the various providers of contract compression services, (4) changes in safety and environmental regulations pertaining to the production and transportation of natural gas, (5) changes in economic or political conditions in the markets in which the Company operates, (6) acts of war or terrorism or governmental or military responses thereto, (7) introduction of competing technologies by other companies, (8) the ability to retain and grow our customer base, (9) employment workforce factors, including loss of key employees and (10) liability claims related to the use of the Company's products and services. These factors, when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: November 1, 2002	By:	/s/ RICHARD W. FITZGERALD Richard W. FitzGerald Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 30, 2002

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  Item 5. Other Events and Regulation FD Disclosure .
  Item 7. Financial Statements and Exhibits .
  Item 9. Regulation FD Disclosure .
SIGNATURE
EXHIBIT INDEX